UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 1, 2009

DAVITA INC.

(Exact name of registrant as specified in its charter)

Delaware	1-14106	No. 51-0354549
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Hawaii Street

El Segundo, California 90245

(Address of principal executive offices including Zip Code)

(310) 536-2400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

In connection with a review of its executive compensation practices, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of DaVita Inc. (the “Company”) has determined that it will no longer enter into any new or materially amended agreements with its executives that include any excise tax gross-up provisions with respect to payments contingent upon a change in control. In unusual circumstances where the Compensation Committee believes that accommodations have to be made to recruit a new executive to the Company, limited reimbursement for taxes payable may be included in executives’ contracts; but even in those circumstances, the excise tax gross-up provisions will be limited to payments triggered by both a change in control and termination of employment and will be subject to a three-year sunset provision. Executives who were entitled to receive the excise tax gross-up prior to January 1, 2009 will continue to be entitled to the excise tax gross-up.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2009	DAVITA INC.

/s/ Jeffrey L. Miller
Jeffrey L. Miller Vice President, Deputy General Counsel and Secretary